UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 15, 2020

FLEXSTEEL INDUSTRIES, INC.

(Exact name of registrant as specified in its charter)

Minnesota (State or other jurisdiction of incorporation)	0-5151 (Commission File Number)	42-0442319 (IRS Employer Identification No.)

385 Bell Street, Dubuque, Iowa 52001-0877

(Address of principal executive offices, including zip code)

563-556-7730

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[  ]   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

         (17 CFR 240.14d-2(b))

[  ]   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

       (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company       ⃞

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.       ⃞

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $1.00 Par Value	FLXS	The NASDAQ Stock Market LLC

Item 5.02.     Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Appointment of Derek P. Schmidt as Chief Financial Officer and Chief Operating Officer and Principal Financial and Accounting Officer

On March 18, 2020, Flexsteel Industries, Inc. (the “Company”) announced that Derek P. Schmidt will join the Company and assume the role of Chief Financial Officer and Chief Operating Officer on April 6, 2020. Mr. Schmidt will serve as the Company’s Principal Financial and Accounting Officer.

Previously, Mr. Schmidt, age 47, was the Senior Vice President, Chief Financial Officer for Crescent Electric Supply Co., one of the nation’s largest electrical distributers.  Before joining Crescent Electric Supply Co., Mr. Schmidt held multiple executive positions with HNI Corporation (HNI) a leading global office furniture manufacturer.  From 2016 to 2018, Schmidt held the position of Vice President & General Manager, Transactional - The HON Company, an HNI operating company. From 2014 to 2016, Mr. Schmidt held the position of Vice President, Finance for The HON Company and had executive responsibility for strategic & financial planning, M&A, accounting, credit, contract, IT and pricing.  From 2013 to 2014, Mr. Schmidt held the position of Vice President, Finance – HNI Leveraged Furniture Operations and had financial oversite for manufacturing, distribution and global sourcing operations.  From 2011 to 2013, Mr. Schmidt held the position of Treasurer and Vice President, Corporate Finance—HNI Corporation and led M&A, treasury, investor relations and corporate planning.  Mr. Schmidt received an MBA, Finance and Strategic Management from Carlson School of Management – University of Minnesota and a BBA, Accounting and Finance from the University of Wisconsin.  He is a Certified Public Accountant (CPA) - Inactive, Certified Management Accountant (CMA) and Certified Financial Manager (CFM).

In connection with Mr. Schmidt’s appointment to the positions of Chief Operating Officer and Chief Financial Officer, the Company entered into a letter agreement with Mr. Schmidt, dated March 10, 2020, to become effective April 6, 2020 (the “Letter Agreement”).  Pursuant to the Letter Agreement, Mr. Schmidt will serve as the Company’s Chief Operating Officer and Chief Financial Officer and will receive an annual base salary of $420,000.  In addition to his base compensation, Mr. Schmidt will be entitled to additional compensation as described below.

1. Mr. Schmidt will receive a sign-on bonus of $50,000.

2. Mr. Schmidt will be eligible to participate in the Company’s Cash Incentive Plan with his initial participation set at 75% of his base salary at target performance with a maximum funding of 200% of target performance. Mr. Schmidt’s participation for fiscal year 2020 will be prorated for days employed and the prorated amount of the award will be guaranteed at the target level and subject to increase if the target level is exceeded.

3.       Mr. Schmidt will be eligible to participate in the Company’s Long-Term Incentive Plan beginning with the July 1, 2019 through June 30, 2022 performance period, prorated for days employed, with his participation set at 65% of his base salary and paid in shares.

4.       Pursuant to the Company’s 2013 Omnibus Stock Plan, Mr. Schmidt will be awarded a number of Restricted Stock Units (“RSUs”) equal to $334,000 based upon the average of the previous 10 trading days closing stock price to the grant date (his first date of employment).  One half of the awarded RSU’s will vest on July 1, 2020 and the second half will vest on January 1, 2021.

5.  Pursuant to the Company’s 2013 Omnibus Stock Plan, Mr. Schmidt will be awarded an option with a value of $122,000 with the number of option shares based on the black scholes calculation method. The option will be subject to a 3-year vesting schedule.

Mr. Schmidt will be entitled to participate in such life insurance, disability, medical, dental, retirement plans, paid time off benefits and other employee benefits and policies made available by the Company to its officers and/or executive employees generally, as they may change from time to time.

Mr. Schmidt will be reimbursed reasonable and customary closing and realtor costs for the sale of his Bettendorf, IA home.  In addition, the Company will reimburse Mr. Schmidt a monthly amount equal to the lesser of his two mortgages for the shorter of the following: until his Bettendorf, IA home sells or for up to six months after his start date.   If Mr. Schmidt terminates his employment prior to April 6, 2022, all relocation benefits/expenses (prorated for length of service within the 2 years) will be immediately reimbursed to the Company.

Under the Company’s Severance Plan for Management Employees, if the Company terminates Mr. Schmidt for other than cause, death, or disability, the Company will pay Mr. Schmidt an amount equivalent to twelve (12) months base salary plus an amount equal to the value of the cash incentive plan payment at target performance in the year of termination. The Company will also pay Mr. Schmidt a lump sum equal to twelve (12) months of COBRA premiums.

The Letter Agreement is attached hereto as Exhibit 10.1 and incorporated by reference in response to this Item 5.02.  The foregoing description of such agreement is qualified in its entirety by reference to the full text of such agreement.

Departure of Charlie Eitel as Director

On March 15, 2020, Mr. Charlie Eitel notified the Company that he is resigning from the Board of Directors effective immediately due to accepting an executive position with a competitor of the Company.  Mr. Eitel has confirmed to the Company’s Board that his resignation is not the result of any disagreement on any matter relating to Company’s operations, policies or practices.

Item 7.01 Regulation FD Disclosure

A copy of the press release dated March 18, 2020, announcing the naming of Mr. Schmidt to the Chief Operating Officer and Chief Financial Officer positions, is attached hereto as Exhibit 99.1.

The information in this Item 7.01, including Exhibit 99.1 attached hereto, is intended to be furnished and shall not be deemed “filed” for purposes of Section 18 of the Exchange Act, or otherwise subject to the liabilities of that section, nor shall it be incorporated by reference into any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as expressly set forth by specific reference in such filing.

Item 9.01 Financial Statements and Exhibits.

Exhibit 10.1	Letter Agreement, dated March 10, 2020, by and between the Company and Derek P. Schmidt.
Exhibit 99.1	Press Release by Flexsteel Industries, Inc. dated March 18, 2020.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FLEXSTEEL INDUSTRIES, INC.

(Registrant)

Date: March 18, 2020	By:	/s/ Jerald K. Dittmer
Jerald K. Dittmer
Chief Executive Officer
Principal Executive Officer